UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2024
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LUNA INNOVATIONS INCORPORATED
(Exact name of registrant as specified in its charter)
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Delaware	000-52008	54-1560050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 1st Street SW, Suite 200 Roanoke, VA	24011
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (540) 769-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LUNA	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Termination of Brian Soller as Chief Technology Officer and Executive Vice President of Corporate Development

On April 26, 2024, the Board of Directors (the “Board”) of Luna Innovations Incorporated (the “Company”) approved the termination of the employment of Brian Soller, the Chief Technology Officer and Executive Vice President of Corporate Development of the Company, for cause, effective as of May 1, 2024.

Resignation of George Gomez-Quintero as Chief Financial Officer

On April 29, 2024, George Gomez-Quintero, the Chief Financial Officer of the Company, notified the Company of his resignation, effective May 1, 2024. In connection with his resignation, Mr. Gomez-Quintero is not entitled to receive any severance or other benefits upon his separation from the Company.

Modification of Separation Agreement with Scott Graeff and Determination of Cause

As previously disclosed, the Company entered into an Agreement with Scott Graeff, the Company’s former President and Chief Executive Officer, on March 24, 2024 (the “Graeff Separation Agreement”). Pursuant to the Graeff Separation Agreement, all cash severance payments under the Graeff Separation Agreement and all shares underlying the restricted stock units that were accelerated pursuant to the Graeff Separation Agreement were subject to recoupment or immediate forfeiture by the Company upon a written determination in the reasonable, good faith discretion of the Board that Mr. Graeff engaged in conduct that constituted “Cause” under Mr. Graeff’s employment agreement. On April 26, 2024, the Board determined that Mr. Graeff engaged in conduct that constituted Cause and the Company will cancel all future severance payments and Mr. Graeff will forfeit all shares underlying the accelerated vesting of the 10,000 restricted stock units under the Graeff Separation Agreement.

Appointment of John C. Roiko as Chief Financial Officer

Effective May 1, 2024, the Board appointed John C. Roiko as the Company’s Chief Financial Officer, in which capacity he will serve as the Company’s principal financial and accounting officer. In connection with Mr. Roiko’s appointment, the Company and Mr. Roiko entered into an offer letter (the “Offer Letter”) effective as of May 1, 2024.

There is no arrangement or understanding between Mr. Roiko and any other person pursuant to which he was selected as an officer of the Company, and there is no family relationship between Mr. Roiko and any of the Company’s other directors or executive officers. Additional information about Mr. Roiko is set forth below:

John C. Roiko, age 67, previously was employed at National Instruments Corporation in roles of increasing responsibility from 1998 to January 2021, most recently as Vice President, Finance and Chief Accounting Officer from 2017 to January 2021.  Prior to joining National Instruments Corporation, Mr. Roiko worked as a product line controller for the defense division at Honeywell before moving to Emerson Process Management as the North Americas accounting manager. Mr. Roiko then pursued start-up opportunities as the Chief Financial Officer for Columbia Scientific and director of accounting for Arrowsmith Technologies. Mr. Roiko holds a bachelor’s degree in Finance with a minor in Accounting from St. Cloud State University and a master’s degree from Minnesota State University.

Pursuant to the Offer Letter, Mr. Roiko will be employed by the Company on an “at-will” basis, meaning either party may terminate the employment at any time, with or without cause or advanced notice. Mr. Roiko’s initial annual base salary will be $300,000 per year, subject to review and adjustment from time to time in the discretion of the Board.

Pursuant to the Offer Letter, on May 1, 2024, the Company granted Mr. Roiko 400,000 restricted stock units (the “RSU Award”) pursuant to the Inducement Plan (as defined below). The RSU Award is subject to the terms of the Inducement Plan and a restricted stock unit award agreement by and between the Company and Mr. Roiko. 50% of the shares underlying the RSU Award will vest upon the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and 50% of the shares underlying the RSU Award will vest upon the hiring of Mr. Roiko’s replacement, in each case subject to Mr. Roiko’s continuous service through such vesting date. The RSU Award will accelerate in full upon a sale or the acquisition of substantially all of the assets or outstanding equity securities of the Company by a third party.

Adoption of Inducement Plan

On April 30, 2024, the Compensation Committee of the Board adopted the Luna Innovations Incorporated 2024 Inducement Plan (the “Inducement Plan”). The Compensation Committee also adopted a form of restricted stock unit grant notice and agreement (the “Award Agreement”) for use with the Inducement Plan. A total of 1,100,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), have been reserved for issuance under the Inducement Plan, subject to adjustment for stock dividends, stock splits, or other changes in the Company’s Common Stock or capital structure.

The purpose of the Inducement Plan is to secure the services of eligible employees, to provide incentives for such eligible employees to exert maximum efforts for the success of the Company, and to provide such eligible employees an opportunity to benefit from increases in value of the Company’s Common Stock through the granting of certain stock awards. The Inducement Plan was approved by the Compensation Committee without stockholder approval pursuant to Nasdaq Stock Market Listing Rule 5635(c)(4), and is to be utilized exclusively for the grant of stock awards to individuals who were not previously an employee or non-employee director of the Company (or following a bona fide period of non-employment with the Company) as an inducement material to such individual’s entry into employment with the Company, within the meaning of Nasdaq Listing Rule 5635(c)(4).

The Inducement Plan will be administered by the Board and the Compensation Committee. Stock awards under the Inducement Plan may only be granted by (i) the Compensation Committee, or (ii) another committee of the Board composed solely of at least a majority of the members of the Board who meet the requirements for independence under the Nasdaq Stock Market Listing Rules (“Independent Directors”) (the foregoing subsections (i) and (ii) are collectively referred to as the “Approving Body”).

The Approving Body may choose to grant (i) nonstatutory stock options, (ii) stock appreciation rights, (iii) restricted stock awards, (iv) restricted stock unit awards, and (v) other stock awards to eligible recipients, with each grant to be evidenced by an award agreement setting forth the terms and conditions of the grant as determined by the Approving Body in accordance with the terms of the Inducement Plan.

Item 7.01 Regulation FD Disclosure.

On May 1, 2024, the Company issued a press release with respect to certain of the matters described in this report (the “Press Release”). A copy of the Press Release is furnished as Exhibit 99.1 to this report.

The information furnished under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On May 1, 2024, in connection with the previously announced independent review of the Company’s historical financial statements being undertaken by a special committee of the Board, in addition to the other personnel actions described in this report, the Company terminated the employment of seven additional employees, effective immediately.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	2024 Inducement Plan
10.2	Form of restricted stock unit grant notice and agreement under 2024 Inducement Plan
99.1	Press release dated May 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated By: /s/ Richard Roedel
Richard Roedel Interim President
Date: May 1, 2024